Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005 and Prospectus Supplement dated November 1, 2006)	Registration No. 333-126811 July 10, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•        Issuer:  Barclays Bank PLC

•        Issue date:  August 6, 2007

•        Initial valuation date:  July 25, 2007

•        Final valuation date:  July 25, 2008

•        Maturity date:  July 31, 2008

•        Initial price:  Closing price of the linked share on the initial valuation date.

•        Final price:  Closing price of the linked share on the final valuation date.

•        Protection price:  The protection level multiplied by the initial price.

•        Interest payment dates:  Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•        Initial public offering price:  100%

•        Tax allocation of coupon rate:

Deposit income*:  TBD%

Put premium:  The coupon rate minus the deposit income.

•        Business day convention:  Modified following.

•        Settlement:  DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Cisco Systems, Inc.	TBD	FWP-7	CSCO	TBD	9.250%	80.00%	TBD	TBD	TBD	TBD	E-834	06738G JV3/ US06738GJV32
Exelon Corporation	TBD	FWP-9	EXC	TBD	9.000%	80.00%	TBD	TBD	TBD	TBD	E-835	06738G JW1/ US06738GJW15
Hess Corporation	TBD	FWP-11	HES	TBD	9.500%	80.00%	TBD	TBD	TBD	TBD	E-836	06738G JX9/ US06738GJX97
Intel Corporation	TBD	FWP-13	INTC	TBD	9.000%	80.00%	TBD	TBD	TBD	TBD	E-837	06738G JY7/ US06738GJY70
Merrill Lynch & Co., Inc.	TBD	FWP-15	MER	TBD	9.000%	80.00%	TBD	TBD	TBD	TBD	E-838	06738G JZ4/ US06738GJZ46
NYSE Euronext, Inc.	TBD	FWP-17	NYX	TBD	10.500%	70.00%	TBD	TBD	TBD	TBD	E-839	06738G KA7/ US06738GKA75
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-19	SLB	TBD	10.000%	75.00%	TBD	TBD	TBD	TBD	E-840	06738G KB5/ US06738GKB58
Texas Instruments Incorporated	TBD	FWP-21	TXN	TBD	9.000%	80.00%	TBD	TBD	TBD	TBD	E-841	06738G KC3/ US06738GKC32
Valero Energy Corporation	TBD	FWP-23	VLO	TBD	9.000%	80.00%	TBD	TBD	TBD	TBD	E-842	06738G KD1/ US06738GKD15
Washington Mutual, Inc.	TBD	FWP-25	WM	TBD	9.000%	80.00%	TBD	TBD	TBD	TBD	E-843	06738G KE9/ US06738GKE97
Exxon Mobil Corporation	TBD	FWP-27	XOM	TBD	9.000%	85.00%	TBD	TBD	TBD	TBD	E-844	06738G KF6/ US06738GKF62

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

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SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would

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be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the

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linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about the issue date indicated on the cover of this free writing prospectus, which is the eighth business day following the expected initial valuation date (this settlement cycle being referred to as “T+8”). See “Plan of Distribution” in the prospectus supplement.

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Cisco Systems, Inc.

According to publicly available information, Cisco Systems, Inc. (the “Company”) designs, manufactures and sells networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Its products are installed at corporations, public institutions, telecommunications companies, and businesses of all sizes and are also found in personal residences. The Company provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. The Company conducts its business globally and are managed geographically in five segments: the United States and Canada; European Markets; Emerging Markets; Asia Pacific; and Japan.

The Company was incorporated in California in December 1984, and its headquarters are in San Jose, California.

The linked share’s SEC file number is 000-18225.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$20.75	$11.04	$12.18
December 31, 2001	$21.92	$11.15	$18.11
March 29, 2002	$21.84	$14.15	$16.93
June 28, 2002	$17.55	$12.28	$13.95
September 30, 2002	$15.76	$10.39	$10.48
December 31, 2002	$15.48	$8.12	$13.10
March 31, 2003	$15.63	$12.33	$12.98
June 30, 2003	$19.10	$12.80	$16.69
September 30, 2003	$21.56	$16.57	$19.54
December 31, 2003	$24.60	$19.13	$24.29
March 31, 2004	$29.39	$21.94	$23.52
June 30, 2004	$24.83	$20.68	$23.70
September 30, 2004	$23.68	$17.50	$18.10
December 31, 2004	$20.35	$17.80	$19.30
March 31, 2005	$19.61	$17.13	$17.89
June 30, 2005	$20.25	$17.01	$19.11
September 30, 2005	$20.23	$17.30	$17.93
December 30, 2005	$18.12	$16.83	$17.12
March 31, 2006	$22.00	$17.18	$21.67
June 30, 2006	$22.00	$19.08	$19.53
September 29, 2006	$23.50	$17.10	$23.00
December 29, 2006	$27.96	$22.80	$27.33
March 30, 2007	$28.99	$24.94	$25.53
June 29, 2007	$28.48	$25.31	$27.85
July 6, 2007*	$28.50	$27.79	$28.47

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSCO

Initial price: $28.47

Protection level: 80.00%

Protection price: $22.78

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.124693

Coupon: 9.25% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.71

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Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	9.25%	100.00%
+ 90%	9.25%	90.00%
+ 80%	9.25%	80.00%
+ 70%	9.25%	70.00%
+ 60%	9.25%	60.00%
+ 50%	9.25%	50.00%
+ 40%	9.25%	40.00%
+ 30%	9.25%	30.00%
+ 20%	9.25%	20.00%
+ 10%	9.25%	10.00%
+ 5%	9.25%	5.00%

0%	9.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	N/A	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

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Exelon Corporation

According to publicly available information, Exelon Corporation (the “Company”) is a utility services holding company which operates through its principal subsidiaries—Generation, ComEd and PECO— each of which is treated as an operating segment by the Company.

Generation’s business consists of its owned and contracted electric generating facilities, its wholesale energy marketing operations and its competitive retail sales operations.

ComEd’s energy delivery business consists of the purchase and regulated retail and wholesale sale of electricity and the provision of distribution and transmission services to retail and wholesale customers in northern Illinois, including the City of Chicago.

PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of distribution and transmission services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.

The linked share’s SEC file number is: 1-16169.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$33.83	$19.38	$22.30
December 31, 2001	$24.35	$19.93	$23.94
March 29, 2002	$26.94	$22.95	$26.49
June 28, 2002	$28.50	$25.05	$26.15
September 30, 2002	$26.23	$18.93	$23.75
December 31, 2002	$26.53	$21.20	$26.39
March 31, 2003	$27.60	$23.05	$25.21
June 30, 2003	$30.46	$24.83	$29.91
September 30, 2003	$31.98	$27.09	$31.75
December 31, 2003	$33.31	$30.48	$33.18
March 31, 2004	$34.44	$32.18	$34.44
June 30, 2004	$34.90	$30.92	$33.29
September 30, 2004	$37.90	$32.69	$36.69
December 31, 2004	$44.90	$36.73	$44.07
March 31, 2005	$47.18	$41.77	$45.89
June 30, 2005	$52.00	$44.14	$51.33
September 30, 2005	$57.46	$49.60	$53.44
December 30, 2005	$56.00	$46.63	$53.14
March 31, 2006	$59.90	$52.79	$52.90
June 30, 2006	$58.86	$51.14	$56.83
September 29, 2006	$61.98	$56.74	$60.54
December 29, 2006	$63.62	$57.84	$61.89
March 30, 2007	$72.31	$58.74	$68.71
June 29, 2007	$78.75	$68.67	$72.60
July 6, 2007*	$77.10	$73.58	$76.41

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EXC

Initial price: $76.41

Protection level: 80.00%

Protection price: $61.13

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.087292

Coupon: 9.00% per annum

Maturity: July 31, 2008

Dividend yield: 2.20% per annum

Coupon amount monthly: $7.50

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Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.20%
+ 90%	9.00%		92.20%
+ 80%	9.00%		82.20%
+ 70%	9.00%		72.20%
+ 60%	9.00%		62.20%
+ 50%	9.00%		52.20%
+ 40%	9.00%		42.20%
+ 30%	9.00%		32.20%
+ 20%	9.00%		22.20%
+ 10%	9.00%		12.20%
+ 5%	9.00%		7.20%

0%	9.00%		2.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.80%
- 10%	9.00%	-1.00%	-7.80%
- 20%	9.00%	-11.00%	-17.80%
- 30%	N/A	-21.00%	-27.80%
- 40%	N/A	-31.00%	-37.80%
- 50%	N/A	-41.00%	-47.80%
- 60%	N/A	-51.00%	-57.80%
- 70%	N/A	-61.00%	-67.80%
- 80%	N/A	-71.00%	-77.80%
- 90%	N/A	-81.00%	-87.80%
- 100%	N/A	-91.00%	-97.80%

FWP-10

Hess Corporation

According to publicly available information, Hess Corporation (the “Company) (formerly Amerada Hess Corporation), is a Delaware corporation, incorporated in 1920. On May 3, 2006, Amerada Hess Corporation changed its name to Hess Corporation. The Company and its subsidiaries (collectively referred to as the “Corporation”) is a global integrated energy company that operates in two segments, Exploration and Production (E&P) and Marketing and Refining (M&R). The E&P segment explores for, develops, produces, purchases, transports and sells crude oil and natural gas. These exploration and production activities take place in the United States, United Kingdom, Norway, Denmark, Equatorial Guinea, Algeria, Malaysia, Thailand, Russia, Gabon, Azerbaijan, Indonesia, Libya, Egypt, and other countries. The M&R segment manufactures, purchases, transports, trades and markets refined petroleum products, natural gas and electricity. The Corporation owns 50% of a refinery joint venture in the United States Virgin Islands, and another refining facility, terminals and retail gasoline stations, most of which include convenience stores, located on the East Coast of the United States.

The linked share’s SEC file number is: 1-1204.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$27.46	$19.69	$21.17
December 31, 2001	$22.99	$17.92	$20.83
March 29, 2002	$26.72	$19.20	$26.45
June 28, 2002	$28.22	$24.87	$27.50
September 30, 2002	$27.67	$20.45	$22.63
December 31, 2002	$23.83	$16.47	$18.35
March 31, 2003	$19.07	$13.71	$14.75
June 30, 2003	$17.17	$14.50	$16.39
September 30, 2003	$16.97	$15.01	$16.70
December 31, 2003	$18.42	$15.36	$17.72
March 31, 2004	$22.49	$17.75	$21.76
June 30, 2004	$26.50	$20.68	$26.40
September 30, 2004	$29.91	$25.27	$29.67
December 31, 2004	$31.30	$25.38	$27.46
March 31, 2005	$34.65	$25.94	$32.07
June 30, 2005	$37.37	$28.75	$35.50
September 30, 2005	$47.42	$35.72	$45.83
December 30, 2005	$46.33	$36.97	$42.27
March 31, 2006	$52.00	$42.83	$47.47
June 30, 2006	$53.46	$43.23	$52.85
September 29, 2006	$56.35	$39.18	$41.42
December 29, 2006	$52.70	$37.62	$49.57
March 30, 2007	$58.00	$46.45	$55.47
June 29, 2007	$61.48	$54.55	$58.96
July 6, 2007*	$61.39	$58.34	$60.95

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HES

Initial price: $60.95

Protection level: 80.00%

Protection price: $48.76

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.406891

Coupon: 9.50% per annum

Maturity: July 31, 2008

Dividend yield: 0.65% per annum

Coupon amount monthly: $7.92

FWP-11

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.65%
+ 90%	9.50%		90.65%
+ 80%	9.50%		80.65%
+ 70%	9.50%		70.65%
+ 60%	9.50%		60.65%
+ 50%	9.50%		50.65%
+ 40%	9.50%		40.65%
+ 30%	9.50%		30.65%
+ 20%	9.50%		20.65%
+ 10%	9.50%		10.65%
+ 5%	9.50%		5.65%

0%	9.50%		0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-4.35%
- 10%	9.50%	-0.50%	-9.35%
- 20%	9.50%	-10.50%	-19.35%
- 30%	N/A	-20.50%	-29.35%
- 40%	N/A	-30.50%	-39.35%
- 50%	N/A	-40.50%	-49.35%
- 60%	N/A	-50.50%	-59.35%
- 70%	N/A	-60.50%	-69.35%
- 80%	N/A	-70.50%	-79.35%
- 90%	N/A	-80.50%	-89.35%
- 100%	N/A	-90.50%	-99.35%

FWP-12

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$32.23	$18.96	$20.44
December 31, 2001	$34.85	$19.08	$31.45
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
July 6, 2007*	$24.85	$23.87	$24.68

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $24.68

Protection level: 80.00%

Protection price: $19.74

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.518639

Coupon: 9.00% per annum

Maturity: July 31, 2008

Dividend yield: 1.70% per annum

Coupon amount monthly: $7.50

FWP-13

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.70%
+ 90%	9.00%		91.70%
+ 80%	9.00%		81.70%
+ 70%	9.00%		71.70%
+ 60%	9.00%		61.70%
+ 50%	9.00%		51.70%
+ 40%	9.00%		41.70%
+ 30%	9.00%		31.70%
+ 20%	9.00%		21.70%
+ 10%	9.00%		11.70%
+ 5%	9.00%		6.70%

0%	9.00%		1.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.30%
- 10%	9.00%	-1.00%	-8.30%
- 20%	9.00%	-11.00%	-18.30%
- 30%	N/A	-21.00%	-28.30%
- 40%	N/A	-31.00%	-38.30%
- 50%	N/A	-41.00%	-48.30%
- 60%	N/A	-51.00%	-58.30%
- 70%	N/A	-61.00%	-68.30%
- 80%	N/A	-71.00%	-78.30%
- 90%	N/A	-81.00%	-88.30%
- 100%	N/A	-91.00%	-98.30%

FWP-14

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading wealth management, capital markets and advisory companies with offices in 37 countries and territories and total client assets of approximately $1.6 trillion at December 29, 2006. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., one of the world’s largest publicly traded investment management companies with approximately $1.1 trillion in assets under management at December 31, 2006.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$59.84	$33.50	$40.60
December 31, 2001	$54.65	$38.49	$52.12
March 29, 2002	$59.32	$44.15	$55.38
June 28, 2002	$55.20	$36.78	$40.50
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
July 6, 2007*	$85.10	$82.96	$84.68

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MER

Initial price: $84.68

Protection level: 80.00%

Protection price: $67.74

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.809164

Coupon: 9.00% per annum

Maturity: July 31, 2008

Dividend yield: 1.41% per annum

Coupon amount monthly: $7.50

FWP-15

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.41%
+ 90%	9.00%		91.41%
+ 80%	9.00%		81.41%
+ 70%	9.00%		71.41%
+ 60%	9.00%		61.41%
+ 50%	9.00%		51.41%
+ 40%	9.00%		41.41%
+ 30%	9.00%		31.41%
+ 20%	9.00%		21.41%
+ 10%	9.00%		11.41%
+ 5%	9.00%		6.41%

0%	9.00%		1.41%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.59%
- 10%	9.00%	-1.00%	-8.59%
- 20%	9.00%	-11.00%	-18.59%
- 30%	N/A	-21.00%	-28.59%
- 40%	N/A	-31.00%	-38.59%
- 50%	N/A	-41.00%	-48.59%
- 60%	N/A	-51.00%	-58.59%
- 70%	N/A	-61.00%	-68.59%
- 80%	N/A	-71.00%	-78.59%
- 90%	N/A	-81.00%	-88.59%
- 100%	N/A	-91.00%	-98.59%

FWP-16

NYSE Euronext, Inc.

NYSE Euronext, Inc. (the “Company”), a Delaware corporation, was formed on May 22, 2006 as a wholly owned subsidiary of NYSE Group, Inc. Upon the completion of the combination (the “Combination”) of the businesses of NYSE Group and Euronext N.V. on April 4, 2007, they became the parent company of NYSE Group and Euronext, which will continue to operate separately under their respective brand names.

The combination created the first global exchange group, encompassing seven exchanges in six countries.

The linked share’s SEC file number is 001-368007.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	$90.25	$66.99	$79.25
June 30, 2006	$80.45	$48.65	$68.48
September 29, 2006	$74.83	$56.05	$74.75
December 29, 2006	$112.00	$71.40	$97.20
March 30, 2007	$109.49	$80.54	$93.75
June 29, 2007	$101.00	$72.34	$73.62
July 6, 2007*	$76.48	$72.99	$75.72

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NYX

Initial price: $75.72

Protection level: 70.00%

Protection price: $53.00

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.206550

Coupon: 10.50% per annum

Maturity: July 31, 2008

Dividend yield: 0.33% per annum

Coupon amount monthly: $8.75

FWP-17

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.33%
+ 90%	10.50%		90.33%
+ 80%	10.50%		80.33%
+ 70%	10.50%		70.33%
+ 60%	10.50%		60.33%
+ 50%	10.50%		50.33%
+ 40%	10.50%		40.33%
+ 30%	10.50%		30.33%
+ 20%	10.50%		20.33%
+ 10%	10.50%		10.33%
+ 5%	10.50%		5.33%

0%	10.50%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-4.67%
- 10%	10.50%	0.50%	-9.67%
- 20%	10.50%	-9.50%	-19.67%
- 30%	10.50%	-19.50%	-29.67%
- 40%	N/A	-29.50%	-39.67%
- 50%	N/A	-39.50%	-49.67%
- 60%	N/A	-49.50%	-59.67%
- 70%	N/A	-59.50%	-69.67%
- 80%	N/A	-69.50%	-79.67%
- 90%	N/A	-79.50%	-89.67%
- 100%	N/A	-89.50%	-99.67%

FWP-18

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$28.45	$20.42	$22.85
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
July 6, 2007*	$89.14	$84.41	$88.33

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $88.33

Protection level: 75.00%

Protection price: $66.25

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.321182

Coupon: 10.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.68% per annum

Coupon amount monthly: $8.33

FWP-19

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.68%
+ 90%	10.00%		90.68%
+ 80%	10.00%		80.68%
+ 70%	10.00%		70.68%
+ 60%	10.00%		60.68%
+ 50%	10.00%		50.68%
+ 40%	10.00%		40.68%
+ 30%	10.00%		30.68%
+ 20%	10.00%		20.68%
+ 10%	10.00%		10.68%
+ 5%	10.00%		5.68%

0%	10.00%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.32%
- 10%	10.00%	0.00%	-9.32%
- 20%	10.00%	-10.00%	-19.32%
- 30%	N/A	-20.00%	-29.32%
- 40%	N/A	-30.00%	-39.32%
- 50%	N/A	-40.00%	-49.32%
- 60%	N/A	-50.00%	-59.32%
- 70%	N/A	-60.00%	-69.32%
- 80%	N/A	-70.00%	-79.32%
- 90%	N/A	-80.00%	-89.32%
- 100%	N/A	-90.00%	-99.32%

FWP-20

Texas Instruments Incorporated

According to publicly available information, Texas Instruments Incorporated (the “Company) is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries. The Company had three separate business segments in 2005: (1) Semiconductor, which accounted for 87% of its revenue in 2005; (2) Sensors & Controls, which accounted for 9% of its revenue and (3) Educational & Productivity Solutions, which accounted for 4% of its revenue. The Company’s largest geographic sources of revenue, in descending order, are: Asia (excluding Japan), Europe, the United States and Japan.

The Company began operations in 1930 and is incorporated in Delaware.

The linked share’s SEC file number is 001-03761.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$38.41	$20.15	$24.98
December 31, 2001	$34.40	$22.75	$28.00
March 29, 2002	$35.91	$25.30	$33.10
June 28, 2002	$34.85	$22.15	$23.70
September 30, 2002	$27.25	$14.25	$14.77
December 31, 2002	$21.45	$13.10	$15.01
March 31, 2003	$18.75	$13.90	$16.37
June 30, 2003	$21.98	$16.05	$17.60
September 30, 2003	$26.10	$17.21	$22.80
December 31, 2003	$31.25	$22.87	$29.38
March 31, 2004	$33.98	$26.80	$29.22
June 30, 2004	$30.98	$22.94	$24.18
September 30, 2004	$24.08	$18.06	$21.28
December 31, 2004	$25.79	$20.56	$24.62
March 31, 2005	$27.78	$20.70	$25.49
June 30, 2005	$29.18	$22.51	$28.07
September 30, 2005	$34.50	$27.89	$33.90
December 30, 2005	$34.68	$27.18	$32.07
March 31, 2006	$34.66	$28.72	$32.47
June 30, 2006	$36.40	$28.53	$30.29
September 29, 2006	$34.00	$26.77	$33.25
December 29, 2006	$33.58	$28.34	$28.80
March 30, 2007	$32.93	$28.24	$30.10
June 29, 2007	$38.10	$29.65	$37.63
July 6, 2007*	$38.49	$37.71	$38.34

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TXN

Initial price: $38.34

Protection level: 80.00%

Protection price: $30.67

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.082420

Coupon: 9.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.50% per annum

Coupon amount monthly: $7.50

FWP-21

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.50%
+ 90%	9.00%		90.50%
+ 80%	9.00%		80.50%
+ 70%	9.00%		70.50%
+ 60%	9.00%		60.50%
+ 50%	9.00%		50.50%
+ 40%	9.00%		40.50%
+ 30%	9.00%		30.50%
+ 20%	9.00%		20.50%
+ 10%	9.00%		10.50%
+ 5%	9.00%		5.50%

0%	9.00%		0.50%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.50%
- 10%	9.00%	-1.00%	-9.50%
- 20%	9.00%	-11.00%	-19.50%
- 30%	N/A	-21.00%	-29.50%
- 40%	N/A	-31.00%	-39.50%
- 50%	N/A	-41.00%	-49.50%
- 60%	N/A	-51.00%	-59.50%
- 70%	N/A	-61.00%	-69.50%
- 80%	N/A	-71.00%	-79.50%
- 90%	N/A	-81.00%	-89.50%
- 100%	N/A	-91.00%	-99.50%

FWP-22

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.02	$8.03	$8.78
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
July 6, 2007*	$75.87	$73.46	$75.49

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $75.49

Protection level: 80.00%

Protection price: $60.39

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.246788

Coupon: 9.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.52% per annum

Coupon amount monthly: $7.50

FWP-23

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.52%
+ 90%	9.00%		90.52%
+ 80%	9.00%		80.52%
+ 70%	9.00%		70.52%
+ 60%	9.00%		60.52%
+ 50%	9.00%		50.52%
+ 40%	9.00%		40.52%
+ 30%	9.00%		30.52%
+ 20%	9.00%		20.52%
+ 10%	9.00%		10.52%
+ 5%	9.00%		5.52%

0%	9.00%		0.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.48%
- 10%	9.00%	-1.00%	-9.48%
- 20%	9.00%	-11.00%	-19.48%
- 30%	N/A	-21.00%	-29.48%
- 40%	N/A	-31.00%	-39.48%
- 50%	N/A	-41.00%	-49.48%
- 60%	N/A	-51.00%	-59.48%
- 70%	N/A	-61.00%	-69.48%
- 80%	N/A	-71.00%	-79.48%
- 90%	N/A	-81.00%	-89.48%
- 100%	N/A	-91.00%	-99.48%

FWP-24

Washington Mutual, Inc.

According to publicly available information, Washington Mutual, Inc. (the “Company”) is a consumer and small business banking company. The Company accepts deposits from the general public, originate, purchase, service and sell home loans, credit card, home equity, multi-family and other commercial real estate loans, and, to a lesser extent, engage in certain commercial banking activities such as providing credit facilities and cash management and deposit services. The Company lends to both prime and subprime borrowers. It also markets annuities and other insurance products, and offers securities brokerage services. In 2006, the Company sold its mutual fund management business.

The linked share’s SEC file number is 001-14667.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$42.98	$33.75	$38.48
December 31, 2001	$39.15	$26.52	$32.70
March 29, 2002	$35.50	$31.58	$33.13
June 28, 2002	$39.98	$32.54	$37.11
September 30, 2002	$38.65	$30.31	$31.47
December 31, 2002	$37.40	$27.84	$34.53
March 31, 2003	$36.95	$32.40	$35.27
June 30, 2003	$43.99	$35.05	$41.30
September 30, 2003	$42.95	$36.84	$39.37
December 31, 2003	$46.85	$38.05	$40.12
March 31, 2004	$45.47	$39.49	$42.71
June 30, 2004	$44.70	$37.40	$38.64
September 30, 2004	$40.40	$37.55	$39.08
December 31, 2004	$42.50	$37.53	$42.28
March 31, 2005	$42.80	$38.74	$39.50
June 30, 2005	$42.95	$37.75	$40.69
September 30, 2005	$43.90	$39.12	$39.22
December 30, 2005	$45.04	$36.64	$43.50
March 31, 2006	$45.57	$41.57	$42.62
June 30, 2006	$46.94	$42.44	$45.58
September 29, 2006	$46.79	$41.03	$43.47
December 29, 2006	$46.38	$42.03	$45.49
March 30, 2007	$46.02	$38.73	$40.38
June 29, 2007	$44.60	$38.76	$42.64
July 6, 2007*	$43.85	$42.69	$43.52

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WM

Initial price: $43.52

Protection level: 80.00%

Protection price: $34.82

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.977941

Coupon: 9.00% per annum

Maturity: July 31, 2008

Dividend yield: 4.99% per annum

Coupon amount monthly: $7.50

FWP-25

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		104.99%
+ 90%	9.00%		94.99%
+ 80%	9.00%		84.99%
+ 70%	9.00%		74.99%
+ 60%	9.00%		64.99%
+ 50%	9.00%		54.99%
+ 40%	9.00%		44.99%
+ 30%	9.00%		34.99%
+ 20%	9.00%		24.99%
+ 10%	9.00%		14.99%
+ 5%	9.00%		9.99%

0%	9.00%		4.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-0.01%
- 10%	9.00%	-1.00%	-5.01%
- 20%	9.00%	-11.00%	-15.01%
- 30%	N/A	-21.00%	-25.01%
- 40%	N/A	-31.00%	-35.01%
- 50%	N/A	-41.00%	-45.01%
- 60%	N/A	-51.00%	-55.01%
- 70%	N/A	-61.00%	-65.01%
- 80%	N/A	-71.00%	-75.01%
- 90%	N/A	-81.00%	-85.01%
- 100%	N/A	-91.00%	-95.01%

FWP-26

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$44.40	$35.01	$39.40
December 31, 2001	$42.70	$36.41	$39.30
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
July 6, 2007*	$86.95	$84.14	$86.46

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $86.46

Protection level: 85.00%

Protection price: $73.49

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.566042

Coupon: 9.00% per annum

Maturity: July 31, 2008

Dividend yield: 1.50% per annum

Coupon amount monthly: $7.50

FWP-27

Table of Hypothetical Values at Maturity
	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.50%
+ 90%	9.00%		91.50%
+ 80%	9.00%		81.50%
+ 70%	9.00%		71.50%
+ 60%	9.00%		61.50%
+ 50%	9.00%		51.50%
+ 40%	9.00%		41.50%
+ 30%	9.00%		31.50%
+ 20%	9.00%		21.50%
+ 10%	9.00%		11.50%
+ 5%	9.00%		6.50%

0%	9.00%		1.50%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.50%
- 10%	9.00%	-1.00%	-8.50%
- 20%	N/A	-11.00%	-18.50%
- 30%	N/A	-21.00%	-28.50%
- 40%	N/A	-31.00%	-38.50%
- 50%	N/A	-41.00%	-48.50%
- 60%	N/A	-51.00%	-58.50%
- 70%	N/A	-61.00%	-68.50%
- 80%	N/A	-71.00%	-78.50%
- 90%	N/A	-81.00%	-88.50%
- 100%	N/A	-91.00%	-98.50%

FWP-28